As filed with the Securities and Exchange Commission on January 28, 2025.

Registration No. 333-[*]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TREASURE GLOBAL INC

(Exact name of registrant as specified in its charter)

Delaware	36-4965082
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

276 5th Avenue, Suite 704 #739 New York, New York 10001 +6012 643 7688
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Carlson Thow Chief Executive Officer Treasure Global Inc 276 5th Avenue, Suite 704 #739 New York, New York 10001 +6012 643 7688
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to: Ross D. Carmel, Esq. Jeffrey P. Wofford, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, New York 10036 Telephone: (212) 930-9700

Approximate date of commencement of proposed sale to the public: From time to time, after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JANUARY [*], 2025

Up to 90,000,000 Shares of Common Stock

Treasure Global Inc

This prospectus relates to the resale of up to 90,000,000 shares of our common stock (the “Selling Stockholder Shares”), par value $0.00001 per share by Alumni Capital LP (“Alumni Capital” or the “Selling Stockholder”) that may be issued and sold to the Selling Stockholder pursuant to the Purchase Agreement dated as of October 10, 2024 between us and Alumni Capital (the “Purchase Agreement”) and amended by the Modification Agreement dated as of January 21, 2025. The Selling Stockholder Shares will be sold by us to the Selling Stockholder upon the satisfaction of certain conditions set forth in the Purchase Agreement at a discounted purchase price per share calculated pursuant to the terms of the Purchase Agreement.

See “The Alumni Capital Transaction” for a description of the Purchase Agreement and “Selling Stockholder” for additional information regarding Alumni Capital.

The prices at which Alumni Capital may resell the Selling Stockholder Shares will be determined by the prevailing market price for the shares or in negotiated transactions. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of Selling Stockholder Shares by the Selling Stockholder. However, we may receive up to $44,115,279 in proceeds from the sale of shares of common stock to the Selling Stockholder pursuant to the Purchase Agreement, once the registration statement that includes this prospectus is declared effective. You should read this prospectus and any additional prospectus supplement or amendment carefully before you invest in our securities.

The Selling Stockholder may sell or otherwise dispose of the Selling Stockholder Shares described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the Selling Stockholder may sell or otherwise dispose of the Selling Stockholder Shares being registered pursuant to this prospectus. The Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended.

The Selling Stockholder will pay all brokerage fees and commissions and similar expenses. We will pay the expenses (except brokerage fees and commissions and similar expenses) incurred in registering the Selling Stockholder Shares, including legal and accounting fees. See “Plan of Distribution.”

This offering will terminate on the date that all of the Selling Stockholder Shares offered by this prospectus have been sold by the Selling Stockholder.

Our common stock is listed on The Nasdaq Capital Market under the symbol “TGL.” The last reported sale price of our common stock on The Nasdaq Capital Market on January 22, 2025, was $0.2306 per share.

We are an “emerging growth company” and a “smaller reporting company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and have elected to comply with certain reduced public company reporting requirements. See “Summary-Implications of Being an Emerging Growth Company and Smaller Reporting Company.”

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully review and consider all of the information set forth in this prospectus, including the risks and uncertainties described under “Risk Factors” beginning on page 10 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated _______________, 2025

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. Neither we, nor the placement agent, have authorized any other person to provide you with information that is different from, or adds to, that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the placement agent take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus or any free writing prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of any securities in any jurisdiction in which such offer is unlawful.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this public offering and the distribution of this prospectus applicable to that jurisdiction.

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ABOUT THIS PROSPECTUS

Throughout this prospectus, unless otherwise designated or the context suggests otherwise,

●	all references to the “Company,” “TGL,” the “registrant,” “we,” “our” or “us” in this prospectus mean Treasure Global Inc and its subsidiaries;

●	“year” or “fiscal year” means the year ending June 30th;

●	all dollar or $ references, when used in this prospectus, refer to United States dollars; and

●	all RM or MYR references, when used in this prospectus, refer to Malaysian Ringgit.

MARKET DATA

Market data and certain industry data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, publicly available information, reports of governmental agencies and industry publications and surveys. Industry surveys, publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but the accuracy and completeness of such information is not guaranteed. To our knowledge, certain third-party industry data that includes projections for future periods does not take into account the effects of the worldwide coronavirus pandemic. Accordingly, those third-party projections may be overstated and should not be given undue weight. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

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PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus.

Our Mission

Our mission is to bring together the worlds of online e-commerce and offline physical retailers; widening consumer choice and rewarding loyalty, while sustaining and enhancing our earning potential.

Our Company

We have created an innovative online-to-offline (“O2O”) e-commerce platform business model offering consumers and merchants instant rebates and affiliate cashback programs, while providing a seamless e-payment solution with rebates in both e-commerce (i.e., online) and physical retailers/merchant (i.e., offline) settings.

Our proprietary product is an internet application (or “App”) branded “ZCITY App,” which was developed through our wholly owned subsidiary, ZCity Sdn. Bhd. (formerly known as Gem Reward Sdn. Bhd, name change effected on July 20, 2023) (“ZCITY”). The ZCITY App was successfully launched in Malaysia in June 2020. ZCITY is equipped with the know-how and expertise to develop additional/add-on technology-based products and services to complement the ZCITY App, thereby growing its reach and user base.

Through simplifying a user’s e-payment gateway experience, as well as by providing great deals, rewards and promotions with every use, we aim to make the ZCITY App Malaysia’s top reward and payment gateway platform. Our longer-term goal is for the ZCITY App and its ever-developing technology to become one of the most well-known commercialized applications more broadly in Southeast Asia and Japan.

As of January 22, 2024, we had 2,707,272 registered users and 2,027 registered merchants.

Our Consumer Business

Consumers in Southeast Asia (“SEA”) have access to a plethora of smart ordering, delivery and “loyalty” websites and apps, but in our experience, SEA consumers very rarely receive personalized deals based on their purchases and behavior.

The ZCITY App targets consumers through the provision of personalized deals based on consumers’ purchase history, location and preferences. Our technology platform allows us to identify the spending trends of our customers (the when, where, why, and how much). We are able to offer these personalized deals through the application of our proprietary artificial intelligence (“AI”) technology that scours the available database to identify and create opportunities to extrapolate the greatest value from the data, analyze consumer behavior and roll out attractive rewards-based campaigns for targeted audiences. We believe this AI technology is currently a unique market differentiator for the ZCITY App.

We operate our ZCITY App on the hashtag: “#RewardsOnRewards.” We believe this branding demonstrates to users the ability to spend ZCITY App-based Reward Points (or “RP”) and “ZCITY Cash Vouchers” with discount benefits at checkout. Additionally, users can use RP while they earn rewards from selected e-Wallet or other payment methods.

ZCITY App users do not require any on-going credit top-up or need to provide bank card number with their binding obligations. We have partnered with Malaysia’s leading payment gateway, iPay88, for secure and convenient transactions. Users can use our secure platform and enjoy cashless shopping experiences with rebates when they shop with e-commerce and retail merchants through trusted and leading e-wallet providers such as Touch’n Go eWallet, Boost eWallet, GrabPay eWallet and credit card/online banking like the “FPX” (the Malaysian Financial Process Exchange) as well as more traditional providers such as Visa and Mastercard.

Our ZCITY App also provides the following functions:

1.	Registration and Account verification

Users may register as a ZCITY App user simply, using their mobile device. They can then verify their ZCITY App account by submitting a valid email address to receive new user “ZCITY Newbie Rewards.”

2.	Geo-location-based Homepage

Based on the users’ location, nearby merchants and exclusive offers are selected and directed to them on their homepage for a smooth, user-friendly interaction.

3.	Affiliate Partnership

Our ZCITY App is affiliated with more than five local services providers such as Shopee and Lazada. The ZCITY App allows users to enjoy more rewards when they navigate from the ZCITY App to a partner’s website.

4.	Bill Payment & Prepaid service

Users can access and pay utility bills, such as water, phone, internet and TV bills, while generating instant discounts and rewards points with each payment.

5.	Branded e-Vouchers

Users can purchase their preferred e-Vouchers with instant discounts and rewards points with each checkout.

6.	User Engagement through Gamification

Users can earn daily rewards by playing our ZCITY App minigame “Spin & Win” where they can earn further ZCITY RP, ZCITY e-Vouchers as well as monthly grand prizes.

7.	ZCITY RAHMAH Package

ZCITY has collaborated with the Ministry of Domestic Trade and Cost of Living (KPDN) for the launch of the ‘Payung Rahmah’ program (“ZCITY RAHMAH Package”). This program offers a comprehensive package of living essential e-vouchers on the ZCITY app for items such as petrol, food, and bills. ZCITY users will be able to purchase vouchers for these items at reduced prices, thereby assisting low-income Malaysians and helping to address this societal challenge.

8.	TAZTE Smart F&B system

ZCITY App offers a “Smart F&B” system that provides a one stop solution and digitalization transformation for all registered Food “F&B” outlets located in Malaysia. It also allows merchants to easily record transactions with QR Digital Payment technology, set discounts and execute RP redemptions and rewards online on the ZCITY App.

Since December 2022, we have been developing TAZTE. However, due to insufficient participation from merchant clients, management has decided to discontinue the program as of June 2024.

9.	Zstore

Zstore is ZCITY App’s e-mall service that offers group-buys and instant rebate to users with embedded AI and big data analytics to provide an express shopping experience. The functionality and benefit of users to use the Zstore can be summarized within the chart below, which also illustrates some of our key partnerships by category:

Reward Points. Operating under the hashtag #RewardsOnRewards, we believe the ZCITY App reward points program encourages users to sign up on the App, as well as increasing user engagement and spending on purchases/repeat purchases and engenders user loyalty.

Furthermore, we believe the simplicity of the steps to obtaining Reward Points (or “RP”) is an attractive incentive to user participation in that participants receive:

●	200 RP for registration as a new user;

●	100 RP for referral of a new user;

●	Conversion of Malaysian ringgit spent into RP;

●	50% RP of every user paid amount; and

●	25% RP of every referred user paid amount as a result of the referral.

The key objectives of our RP are:

●	Social Engagement;

○	RP are offered to users for increased social engagement.

●	Spending;

○	RP incentivizes users with every MYR spent in order to increase the spending potential and to build users loyalty.

●	Sign-up; and

○	Drives loyalty and greater customer engagement. Every new user onboarded will get 200 RP as welcoming gift.

●	Referral Program;

○	Rewards users with RP when they refer a new user.

Offline Merchant

When using our ZCITY App to make payment to a registered physical merchant, the system will automatically calculate the amount of RP to deduct. The deducted RP amount is based on the percentage of profit sharing as with the merchant and the available RP of the user.

Online Merchant

When using our ZCITY App to pay utility bills or purchase any e-vouchers, our system shows the maximum RP deduction allowed and the user determines the amount of discount deducted subject to maximum deductions described below and the number of RP owned by such user.

Different features have different maximum deduction amounts. For example, for bill payments, the maximum deduction is up to 3% of the bill amount. For e-vouchers, the maximum deduction is up to 5% of the voucher amount.

In order to increase the spending power of the user, our ZCITY App RP program will credit RP to the user for all MYR paid.

Revenue Model

ZCITY’s revenues are generated from a diversified mix of:

●	e-commerce activities for users;

●	services to merchants to help them grow their businesses; and

●	membership subscription fees.

The revenue streams consist of “Consumer Facing” revenues and “Merchant Facing” revenues.

The revenue streams can be further categorized as following: (1) product and loyalty program revenue, (2) transaction revenue, and (3) agent subscription revenue. Please see “Management’s Discussion and Analysis ̶ Revenue Recognition.”

Recent Development

On October 10, 2024, the Company entered into a service partnership agreement (the “Partnership Agreement”) with Octagram Investment Limited (“OCTA”), a Malaysian company, to establish a strategic partnership pursuant to the terms and conditions set forth in this Partnership Agreement. Pursuant to the Partnership Agreement, OCTA shall design, develop and deliver mini-game modules to be integrated into the ZCity App, an E-Commerce platform owned by the Company. In addition, OCTA shall customize the mini-game modules based on the Company’s detailed specification.

The Company agreed to pay OCTA a total fee of $2,800,000.00 (“Service Fees”) to OCTA and/or its nominees, which was paid through the issuance of 3,500,000 shares of our common stock to nominees of OCTA., as well as the payment of a flat fee of $10,000.00 per month, starting from the delivery of the first mini-game module, for the ongoing technical support outlined in this Agreement. The number of shares issued was based on a value of $0.80 per share. If however, on the date that is six months from the issuance date the 30-day VWAP of our common stock is below $0.80 per share, then the Company shall issue to OCTA additional shares of our common stock equal to the difference between (x) $2,800,000 divided by such 30-day VWAP and (y) 3,500,000.

On November 1, 2024, the Company entered into a certain service agreement (the “Agreement”) with V GALLANT SDN BHD (“V Gallant”), a private company incorporated in Malaysia. Pursuant to the Agreement, the Company engaged V Gallant for its generative AI solutions and AI digital human technology services (the “Services”) in accordance with the terms and conditions therein. The Company agreed to pay V Gallant a total consideration of USD16,000,000 (the “Fees”) to V Gallant and/or its nominees for the Services and all associated hardware and software under the Agreement.

The Fees shall be payable by the Company to V Gallant and/or its nominees via the issuance of shares of common stock, par value $0.00001 per share (“TGL Shares”) at a determined issuance price of $0.67 per TGL Share in the following manner: (1) the first instalment, constituting a down payment of fifty percent (50%) of the Fees, being $8,000,000, shall be due upon execution of this Agreement; and (2) the remainder, constituting fifty percent (50%) of the Fees, being $8,000,000, shall be paid in twelve (12) equal monthly instalments, commencing from January 31, 2025, with each payment due on the last day of each calendar month, until December 31, 2025, unless otherwise mutually agreed in writing by the TGL and V Gallant.

Nasdaq Non Compliance

On November 20, 2024, Company received a written notice (the “Notice”) from Listing Qualifications Staff of Nasdaq stating that for the 30 consecutive business day period between October 8, 2024 through November 19, 2024, the common stock of the Company had not maintained a minimum closing bid price of $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided an initial period of 180 calendar days, or until May 19, 2025 (the “Compliance Period”), to regain compliance with the Bid Price Rule.

To regain compliance, the closing bid price of the Company’s common stock must meet or exceed $1.00 per share for a minimum of 10 consecutive trading days, unless extended by Nasdaq under Nasdaq Rule 5810(c)(3)(H), prior to May 19, 2025.

If the Company does not regain compliance with the Bid Price Rule by May 19, 2025, the Company may be eligible for an additional 180-day period to regain compliance. To qualify, the Company would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the Bid Price Rule, and would need to provide written notice of its intention to cure the bid price deficiency during the second compliance period, by effecting a reverse stock split, if necessary.

If the Company cannot regain compliance during the Compliance Period or any subsequently granted compliance period, the common stock of the Company will be subject to delisting. At that time, the Company may appeal the delisting determination to a Nasdaq hearings panel.

The notice from Nasdaq has no immediate effect on the listing of the Company’s common stock and its common stock will continue to be listed on The Nasdaq Capital Market under the symbol “TGL.” The Company is currently evaluating its options for regaining compliance. There can be no assurance that the Company will regain compliance with the Bid Price Rule or maintain compliance with any of the other Nasdaq continued listing requirements.

Corporate Information

Treasure Global Inc is a holding company incorporated on March 20, 2020, under the laws of the State of Delaware. TGL has no substantive operations other than holding all of the outstanding shares of ZCity Sdn Bhd (formerly known as Gem Reward Sdn Bhd), which was established under the laws of the Malaysia on June 6, 2017, through a reverse recapitalization.

Prior to March 11, 2021, TGL and ZCITY were separate companies under the common control of Kok Pin “Darren” Tan, which resulted from Mr. Tan’s prior 100% ownership of TGL and his prior 100% voting and investment control over ZCITY pursuant to the Beneficial Shareholding Agreements. For a more detailed description of the Beneficial Shareholding Agreements and Mr. Tan’s common control over TGL and ZCITY see Part I, Item 1. “Business - Corporate Structure.”

On March 11, 2021, TGL and ZCITY were reorganized into a parent subsidiary structure pursuant to the Share Swap Agreement in which TGL exchanged the swap shares for all of the issued and outstanding equity of ZCITY. Pursuant to the Share Swap Agreement, the purchase and sale of the swap shares was completed on March 11, 2021, but the issuance of the swap shares did not occur until October 27, 2021 when TGL amended its certificate of incorporation to increase the number of its authorized common stock to a number that was sufficient to issue the swap shares. As a result of the Share Swap Agreement, (i) ZCITY became the 100% subsidiary of TGL and Kok Pin “Darren” Tan no longer had any control over the ZCITY ordinary shares and (ii) Kok Pin “Darren,” the Initial ZCITY Stockholders and Chong Chan “Sam” Teo owned 100% of the shares of TGL common stock (Kok Pin “Darren” Tan owning approximately 97%). Subsequent to the date of the Share Swap Agreement, Kok Pin “Darren” Tan transferred 136,129 of his 142,858 shares of TGL common stock (post-split) to 16 individuals and entities and currently owns less than 5% of our common stock.

Executive Offices

Our principal executive offices are located at 276 5th Avenue, Suite 704 #739, New York, New York 10001 and B03-C-13A, Menara 3A, KL Eco City, No. 3 Jalan Bangsar, 59200 Kuala Lumpur, Wilayah Persekutuan, Malaysia. Our main telephone number is +6017 769 1121. Our corporate website address is https://treasureglobal.co. Our ZCITY website address is https://zcity.io. The information included on our websites is not part of this prospectus. All the websites are active. We do not incorporate the information on, or accessible through, our websites into this prospectus, and you should not consider any information on, or accessible through, our websites as part of this prospectus.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jobs Act. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future, but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We have taken advantage of certain reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies.

Summary Risk Factors

Our business is subject to numerous risks and uncertainties, any one of which could materially adversely affect our results of operations, financial condition or business. These risks include, but are not limited to, those listed below. This list is not complete, and should be read together with the section titled “Risk Factors” below:

●	There is substantial doubt about our ability to continue as a going concern;

●	We have a limited operating history in an evolving industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful;

●	If we fail to raise capital when needed it will have a material adverse effect on our business, financial condition and results of operations;

●	We rely on email, internet search engines and application marketplaces to drive traffic to our ZCITY App, certain providers of which offer products and services that compete directly with our products. If links to our applications and website are not displayed prominently, traffic to our ZCITY App could decline and our business would be adversely affected;

●	The ecommerce market is highly competitive and if we do not have sufficient resources to maintain research and development, marketing, sales and client support efforts on a competitive basis our business could be adversely affected;

●	If we are unable to expand our systems or develop or acquire technologies to accommodate increased volume or an increased variety of operating systems, networks and devices broadly used in the marketplace our ZCITY App could be impaired;

●	We may not be able to successfully develop and promote new products or services which could result in adverse financial consequences;

●	There is no assurance that we will be profitable;

●	We rely on the performance of highly skilled personnel, and if we are unable to attract, retain and motivate well-qualified employees, our business could be harmed;

●	The economy of Malaysia in general might not grow as quickly as expected, which could adversely affect our revenues and business prospects;

●	We face the risk that changes in the policies of the Malaysian government could have a significant impact upon the business we may be able to conduct in Malaysia and the profitability of such business;

●	Malaysia is experiencing substantial inflationary pressures which may prompt the governments to take action to control the growth of the economy and inflation that could lead to a significant decrease in our profitability;

●	If inflation increases significantly in SEA countries, our business, results of operations, financial condition and prospects could be materially and adversely affected;

●	Any potential disruption in and other risks relating to our merchants’ supply chain could increase the costs of their products or services to consumers, potentially causing consumers to limit their spending or seek products or services from alternative businesses that may not be registered as a merchant with us, which may ultimately affect the total number of users using our platform and harm our business, financial condition and results of operations;

●	Geopolitical conditions, including acts of war or terrorism or unrest in the regions in which we operate could adversely affect our business;

●	Because our principal assets are located outside of the United States and all of our directors and officers reside outside of the United States, it may be difficult for you to enforce your rights based on U.S. Federal Securities Laws against us and our officers and directors or to enforce a judgment of a United States court against us or our officers and directors;

●	Privacy regulations could have adverse consequences on our business;

●	We may not be able to continue to satisfy listing requirements of Nasdaq to maintain a listing of our common stock.

SUMMARY OF THE OFFERING

Securities offered by the Selling Stockholder	Up to 90,000,000 shares of common stock.

Terms of the Offering	The Selling Stockholder will sell the Selling Stockholder Shares at the prevailing market prices or privately negotiated prices. See “Plan of Distribution” on page 16 of this prospectus.

Selling Stockholder	The Selling Stockholder will receive all of the proceeds from the sale of Selling Stockholder Shares for sale by it under this prospectus. We will not receive proceeds from the sale of the Selling Stockholder Shares by the Selling Stockholder. However, we may receive proceeds from the exercise of the Alumni Warrant at variable exercise prices and up to $44,115,279 in proceeds from the sale of our common stock to the Selling Stockholder pursuant to the Purchase Agreement, once the registration statement that includes this prospectus is declared effective.

Use of Proceeds	Any proceeds from the Selling Stockholder that we receive under the Purchase Agreement are expected to be used for general corporate purposes, including working capital. See “Use of Proceeds” on page 13 of this prospectus.

Risk Factors	An investment in our common stock involves a high degree of risk. See the information contained in or incorporated by reference under “Risk Factors” on page 10 of this prospectus supplement and under similar headings in the other documents that are incorporated by reference herein, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus.

The Nasdaq Capital Market symbol	TGL

Transfer Agent and Registrar	VStock Transfer LLC

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to purchase any of our securities, you should carefully consider the risks and uncertainties described below, in the section titled “Risk Factors” in our Annual Report on Form 10-K, and in other documents that we subsequently file with the SEC that update, supersede or supplement such information, which are incorporated by reference into this prospectus supplement and accompanying base prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks occur, the trading price of our ordinary shares could decline materially and you could lose all or part of your investment. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above titled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to this Offering

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our ordinary shares or other securities convertible into or exchangeable for our ordinary shares. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our ordinary shares or other securities convertible into or exchangeable for our ordinary shares in future transactions may be higher or lower than the price per share in this offering.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion in the application of the net proceeds from this offering, and our shareholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business. See “Use of Proceeds” on page S-8 of this prospectus supplement for a description of our proposed use of proceeds from this offering.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation:

●	Our ability to effectively operate our business segments;

●	Our ability to manage our research, development, expansion, growth and operating expenses;

●	Our ability to evaluate and measure our business, prospects and performance metrics;

●	Our ability to compete, directly and indirectly, and succeed in a highly competitive and evolving industry;

●	Our ability to respond and adapt to changes in technology and customer behavior;

●	Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand; and

●	other factors (including the risks contained in the section of this prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations.

Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

THE ALUMNI CAPITAL TRANSACTION

On October 10, 2024, we entered into the Purchase Agreement with Alumni Capital which was subsequently amended by the Modification Agreement dated January 21, 2025 (the “Purchase Agreement”). Pursuant to the Purchase Agreement, we may sell to Alumni Capital up to $50,000,000 (the “Commitment Amount”) of shares of common stock from time to time during the term of the Purchase Agreement. Pursuant to the Purchase Agreement, we also agreed to file a registration statement with the SEC, covering the resale of the shares of common stock issued or sold to Alumni Capital under the Purchase Agreement under the Securities Act. We previously registered $1,000,000 of shares of common stock that may be sold to Alumni Capital pursuant to the Purchase Agreement pursuant to our Registration Statement on Form S-3 (No. 333-278171) and then we registered 22,500,000 shares of our common stock that may be sold to Alumni Capital pursuant to the Purchase Agreement pursuant to our Registration Statement on Form S-1 (No. 333-283309). We have sold Alumni Capital 22,328,993 shares of our common stock to Alumni Capital for approximately $5,884,720 under the registration statements. This prospectus relates to up to 90,000,000 shares of our common stock that may be purchased from time to time by Alumni Capital pursuant to the Purchase Agreement, to the extent the proceeds from such sales do not exceed $44,115,279.

In connection with the execution of the Purchase Agreement on October 10, 2024, we have issued to Alumni Capital as a commitment fee, a three-year common stock purchase warrant (the “Alumni Warrant”) to purchase a number of shares of common stock that is determined by a formula that is described below. The Alumni Warrant, as amended by the Modification Agreement dated January 21, 2025, provides Alumni Capital with the right to purchase at any time until October 10, 2027, to purchase up to a number of shares of common stock equal to (i) for the first $600,000 worth of shares exercised; $600,000 divided by the First Exercise Price. The First Exercise Price of the Alumni Warrant on any given exercise date will be calculated by dividing $5,000,000 by the total number of outstanding shares of our common stock as of such exercise date and (ii) for the remaining $4,400,000 worth of shares exercised; $4,400,000 divided by the Second Exercise Price. The Second Exercise Price of the Alumni Warrant on any given exercise date will be calculated by dividing $8,500,000 by the total number of outstanding shares of our common stock as of such exercise date.

We may, from time to time and at our sole discretion, direct Alumni Capital to purchase the Purchase Notice Securities upon the satisfaction of certain conditions set forth in the Purchase Agreement at a purchase price per share based on the market price of our common stock at the time of sale as computed under the Purchase Agreement. Alumni Capital may not assign its rights and obligations under the Purchase Agreement.

The Purchase Agreement prohibits us from directing Alumni Capital to purchase any Purchase Notice Securities if those shares, when aggregated with all other ordinary shares then beneficially owned by Alumni Capital, would result in Alumni Capital and its affiliates owning in excess of 4.99%, of our then issued and outstanding shares of common stock (the “Beneficial Ownership Limitation”).

Purchase of Offered Shares Under the Purchase Agreement

Commencing on the date that the Alumni Warrant is delivered to Alumni Capital and ending on the earlier of (x) the date on which the Company has received the Commitment Amount pursuant to the Purchase Agreement and (y) December 31, 2025, we may from time to time direct Alumni Capital to purchase such number of common stock set forth on a written notice from us (the “Purchase Notice”) at a price equal to the Purchase Price, provided, however, that the amount of Purchase Notice Securities cannot exceed the Commitment Amount or the Beneficial Ownership Limitation. We will deliver the Purchase Notice Securities concurrently with the delivery of a Purchase Notice, which will be deemed delivered on the same business day if Alumni Capital receives the Purchase Notice Securities and the Purchase Notice by 8:00 a.m., New York time, or on the next business day if Alumni Capital receives the Purchase Notice Securities and the Purchase Notice after 8:00 a.m., New York time. Within five Business Days after the Purchase Notice Date, Alumni Capital shall pay to the Company an amount equal to the Purchase Notice Securities multiplied by the Purchase Price (the “Closing Date”).

“Purchase Price” means with respect to any date on which our common stock is sold pursuant to the Purchase Agreement (a “Closing Date”), the lowest traded price for the ordinary shares for the five (5) consecutive Business Days immediately prior to such Closing Date multiplied by 93%.

Effect of Performance of the Purchase Agreement on our Stockholders

The sale by Alumni Capital of a significant number of Selling Stockholder Shares at any given time could cause the market price of our Ordinary Shares to decline and to be highly volatile. Sales of our Ordinary Shares to Alumni Capital, if any, will depend upon market conditions and other factors to be determined by us, in our sole discretion. We may ultimately decide to sell to Alumni Capital all, some or none of the Purchase Notice Securities that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell the Purchase Notice Securities to Alumni Capital, Alumni Capital may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Alumni Capital by us under the Purchase Agreement may result in substantial dilution to the interests of our other shareholders. In addition, if we sell a substantial number of the Purchase Notice Securities to Alumni Capital under the Purchase Agreement, or if investors expect that we will do so, the actual sales of Purchase Notice Securities or the mere existence of our arrangement with Alumni Capital may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any sales of the Purchase Notice Securities to Alumni Capital.

Pursuant to the terms of the Purchase Agreement, we have the right, but not the obligation, to direct Alumni Capital to purchase up to $50,000,000 in shares of common stock, which is exclusive of the Alumni Warrants issued to Alumni Capital as consideration for its commitment to purchase our shares of common stock under the Purchase Agreement. The Purchase Agreement generally prohibits us from issuing or selling to Alumni Capital under the Purchase Agreement any common stock that, when aggregated with all other shares of common stock then beneficially owned by Alumni Capital and its affiliates, would exceed the Beneficial Ownership Limitation. Currently, we have issued and sold 22,328,993 shares of common stock to Alumni Capital for approximately $5,884,720 under the Purchase Agreement. Alumni Capital has not exercised any portion of the Alumni Warrant.

Capitalized terms that are not defined herein may have meanings assigned to them in the Purchase Agreement.

USE OF PROCEEDS

This prospectus relates to the Selling Stockholder Shares that may be offered and sold from time to time by Alumni Capital. We will not receive any proceeds from the resale of the Selling Stockholder Shares by Alumni Capital.

We may receive proceeds from the exercise of the Alumni Warrant at variable exercise prices and up to $5 million in proceeds from the sale of common stock to the Selling Stockholder pursuant to the Purchase Agreement.

We intend to use the proceeds from sales under the Purchase Agreement or exercises of the Alumni Warrant, if any, for general corporate purposes, which may include working capital, expenses related to research, clinical development and commercial efforts, and general and administrative expenses. We currently have no binding agreements or commitments to complete any transaction for the possible acquisition of new therapeutic candidates, though we are currently, and likely to continue, exploring possible acquisition candidates

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is listed on The Nasdaq Capital Market under the symbol “TGL.”

As of January 27, 2025, 46,632,655 shares of our common stock were issued and outstanding and were held by 38 stockholders of record.

We also have the following outstanding warrants:

●	Warrants to purchase 1,429 shares of our common stock issued to the underwriter in our initial public offering with an exercise price of $350 per share; and

●	The Alumni Warrant (for which we have reserved 8 million shares of our common stock)

DIVIDEND POLICY

We have not declared any cash dividends since inception and we do not anticipate paying any dividends in the foreseeable future. Instead, we anticipate that all of our earnings will be used to provide working capital, to support our operations, and to finance the growth and development of our business. The payment of dividends is within the discretion of the Board and will depend on our earnings, capital requirements, financial condition, prospects, applicable Delaware law, which provides that dividends are only payable out of surplus or current net profits, and other factors our Board might deem relevant. There are no restrictions that currently limit our ability to pay dividends on our common stock other than those generally imposed by applicable state law.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information, as of January 27, 2025 with respect to the holdings of (1) each person who is the beneficial owner of more than 5% of Company voting stock, (2) each of our directors, (3) each executive officer and (4) all of our current directors and executive officers as a group.

Beneficial ownership of the voting stock is determined in accordance with the rules of the SEC and includes any shares of company voting stock over which a person exercises sole or shared voting or investment power, or of which a person has a right to acquire ownership at any time within 60 days of January 27, 2025. Except as otherwise indicated, we believe that the persons named in this table have sole voting and investment power with respect to all shares of voting stock held by them. Applicable percentage ownership in the following table is based on 46,632,655 shares of common stock issued and outstanding on of January 27, 2025 (excludes 1,429 shares of our common stock underlying the warrant issued to the underwriter in our initial public offering and the shares underlying the Alumni Warrant), plus, for each individual, any securities that individual has the right to acquire within 60 days of January 27, 2025.

To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our common stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. To our knowledge, there is no arrangement, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Name and Address of Beneficial Owner(1)	Title	Common Stock	Percent of Common Stock
Officers and Directors
Carlson Thow	Chief Executive Officer and Executive Director	-
Sook Lee Chin	Chief Financial Officer	13,116	* %
Kok Pin “Darren” Tan	Director	-
Wei Ping Leong	Director	-
Wai Kuan Chan	Director	-

Officers and Directors as a Group (total of 5 persons)		13,116	* %

5%+ Stockholders
V Invesco Fund (L) Limited		3,571,520	7.7%
Ivy Ling Lin		2,500,000	5.4%
Richard Low Kean Huat		2,480,000	5.3%
Ho Yu Jing		2,400,000	5.1%
Koh Chyi Teng		2,310.200	5.0%
Lim Seh Ngoh		2,250,099	4.8%
5%+ Stockholders as a Group (total of 5 persons)		15,511,851	33.3%

*	Less than 1%.

(1)	Unless otherwise indicated, the principal address of the named directors and directors and 5% stockholders of the Company is care of Treasure Global Inc., 276 5th Avenue, Suite 704 #739, New York, New York 10001.

 SELLING STOCKHOLDER

This prospectus relates to the possible resale from time to time by Alumni Capital of any or all of the Selling Stockholder Shares that may be issued by us to Alumni Capital under the Purchase Agreement. For additional information regarding the issuance of Selling Stockholder Shares covered by this prospectus, see the section titled “Alumni Capital Transaction” above. We are registering the Selling Stockholder Shares pursuant to the provisions of the Purchase Agreement in order to permit the Selling Stockholder to offer the Selling Stockholder Shares for resale from time to time. Except for the transactions contemplated by the Purchase Agreement, Alumni Capital has not had any material relationship with us within the past three years. As used in this prospectus, the term “Selling Stockholder” means Alumni Capital.

The table below presents information regarding the Selling Stockholder and the Selling Stockholder Shares that it may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Stockholder, and reflects holdings as of November 15, 2024. The number of shares in the column “Maximum Number of Selling Stockholder Shares to be Offered Pursuant to this Prospectus” represents all of the Selling Stockholder Shares that the Selling Stockholder may offer under this prospectus. The Selling Stockholder may sell some, all or none of its Selling Stockholder Shares in this offering. We do not know how long the Selling Stockholder will hold the Selling Stockholder Shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholder regarding the sale of any of the Selling Stockholder Shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes Selling Stockholder Shares with respect to which the Selling Stockholder has voting and investment power. The percentage of Ordinary Shares beneficially owned by the Selling Stockholder prior to the offering shown in the table below is based on an aggregate of 46,632,655 shares of common stock outstanding on January 27, 2025. Because the purchase price of the Selling Stockholder Shares issuable under the Purchase Agreement is determined on each purchase date, the number of Selling Stockholder Shares that may actually be sold by us under the Purchase Agreement may be fewer than the number of Selling Stockholder Shares being offered by this prospectus. The fourth column assumes the sale of all of the Selling Stockholder Shares offered by the Selling Stockholder pursuant to this prospectus.

	Number of Ordinary Shares Owned Prior to Offering		Maximum Number of Ordinary Shares to be Offered Pursuant to this	Number of Ordinary Shares Owned After Offering
Name of Selling Stockholder	Number(1)	Percent	Prospectus	Number(2)	Percent
Alumni Capital LP(3)	29,735,176	38.94	90,000,000	29,735,176	17.87

*	Represents beneficial ownership of less than 1% of the outstanding Ordinary Shares.

(1)	Includes 29,735,176 Warrant Shares underlying the Alumni Warrant, assuming the exercise price is calculated with the current number of outstanding shares of 46,632,655.

(2)	Assumes the sale of all Selling Stockholder Shares being offered pursuant to this prospectus.

(3)	The business address of Alumni Capital LP is 80 S.W. 8th Street Suite 2000, Miami, FL 33131. The general partner of Alumni Capital LP is Alumni Capital GP LLC. Ashkan Mapar is the manager of Alumni Capital GP LLC and as such has voting and disposition control over the Shares. We have been advised that none of Alumni Capital LP, Alumni Capital GP LLC nor Ashkan Mapar is a member of the Financial Industry Regulatory Authority (“FINRA”), or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer.

PLAN OF DISTRIBUTION

The 22,500,000 Selling Stockholder Shares offered by this prospectus are being offered by the Selling Stockholder, Alumni Capital. The shares may be sold or distributed from time to time by the Selling Stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the Selling Stockholder Shares offered by this prospectus could be effected in one or more of the following methods:

●	ordinary brokers’ transactions;

●	transactions involving cross or block trades;

●	through brokers, dealers, or underwriters who may act solely as agents;

●	“at the market” into an existing market for the Selling Stockholder Shares;

●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

●	in privately negotiated transactions; or

●	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the Selling Stockholder Shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the Selling Stockholder Shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

Alumni Capital is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Alumni Capital has informed us that it intends to use one or more registered broker-dealers to effectuate all sales, if any, of the Selling Stockholder Shares that it has acquired and may in the future acquire from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Alumni Capital has informed us that each such broker-dealer will receive commissions from Alumni Capital that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the Selling Stockholder Shares offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the Selling Stockholder Shares sold by the Selling Stockholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of Selling Stockholder Shares sold by the Selling Stockholder may be less than or in excess of customary commissions. Neither we nor the Selling Stockholder can presently estimate the amount of compensation that any agent will receive from any purchasers of Selling Stockholder Shares sold by the Selling Stockholder.

We know of no existing arrangements between the Selling Stockholder or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the Selling Stockholder Shares offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of Selling Stockholder Shares offered by this prospectus by the Selling Stockholder, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such ADSs by the Selling Stockholder, any compensation paid by the Selling Stockholder to any such brokers, dealers, underwriters or agents, and any other required information.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the ADSs covered by this prospectus by the Selling Stockholder.

We also have agreed to indemnify Alumni Capital and certain other persons against certain liabilities in connection with the offering of Selling Stockholder Shares offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Alumni Capital has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Alumni Capital specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

We estimate that the total expenses for the offering will be approximately $80,000.

Alumni Capital has represented to us that at no time prior to the date of the Purchase Agreement has Alumni Capital or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Selling Stockholder Shares, which establishes a net short position with respect to the Selling Stockholder Shares. Alumni Capital has agreed that during the term of the Purchase Agreement, neither Alumni Capital, nor any of its agents, representatives or affiliates will enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised the Selling Stockholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all of the Selling Stockholder Shares offered by this prospectus have been sold by the Selling Stockholder.

Listing

The Selling Stockholder Shares are currently listed on The Nasdaq Stock Market under the symbol “TGL.”

EXPERTS

WWC, P.C., our independent certified public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the years ended June 30, 2024, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. . Our consolidated financial statements are incorporated by reference in reliance on WWC, P.C.’s report for the consolidated financial statements for the fiscal year ended June 30, 2024 and June 30, 2023, given its authority as an expert in accounting and auditing.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities being offered by this prospectus will be passed upon by Sichenzia Ross Ference Carmel LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our common stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document is not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. You may obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, are required to file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at https://treasureglobal.co. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference into this prospectus is deemed to be part of this prospectus, and any information filed with the SEC after the date of this prospectus will automatically be deemed to update and supersede information contained in this prospectus and any accompanying prospectus supplement.

The following documents previously filed with the SEC are incorporated by reference in this prospectus:

●	The Registrant’s Quarterly Report on Form 10-Q for fiscal quarter ended September 30, 2024, filed with the SEC on November 14, 2024;

●	The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024, filed with the SEC on September 30, 2024;

●	The Registrant’s Current Reports on Form 8-K filed with the SEC on July 10, 2024, July 12, 2024, August 9, 2024, August 30, 2024, September 3, 2024, September 6, 2024, September 20, 2024, October 1, 2024, October 11, 2024, October 17, 2024, October 30, 2024, November 1, 2024, November 22, 2024, November 22, 2024, November 22, 2024, November 25, 2024, November 27, 2024, to the extent the information in such report is filed and not furnished;

●	The Registrant’s Information Statement on Schedule 14C with the SEC on December 26, 2024; and

●	The description of the Registrant’s common stock, which is contained in a registration statement on Form 8-A12B filed with the SEC on August 10, 2022, under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. The modifying or superseding statement need not state it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (888) 554-8789 or by writing to us at the following address:

Treasure Global Inc

276 5th Avenue, Suite 704 #739

New York, New York 10001

Attn: Carlson Thow, Chief Executive Officer

Up to 90,000,000 Shares of Common Stock

Treasure Global Inc

Prospectus dated _______________, 2025

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth all costs and expenses, other than the estimated placement agent fees and commissions payable by us, in connection with the offer and sale of the securities being registered. All amounts shown are estimates except for the SEC registration fee and the FINRA filing fee.

Amount
SEC registration fee	$2,997
Printing expenses	$2,500
Legal fees and expenses	$65,000
Accounting fees and expenses	$8,000
Miscellaneous fees and expenses	1,503
Total	$80,000

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 102 of the General Company Law of the State of Delaware (“DGCL”) permits a Company to eliminate the personal liability of directors of a Company to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our charter provides that no director of the Company shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a Company has the power to indemnify a director, officer, employee, or agent of the Company, or a person serving at the request of the Company for another Company, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the Company, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

If a claim is not paid in full by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where any undertaking required by the Bylaws has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its board of directors (“Board”), legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Company (including its Board, legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. Indemnification shall include payment by the Company of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits: Reference is made to the Exhibit Index following the signature pages hereto, which Exhibit Index is hereby incorporated into this Item.

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Incorporation of the Registrant (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-264364), filed on August 1, 2022)
3.2	Bylaws of the Registrant (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-264364), filed on August 1, 2022)
3.3	Amendment to Certificate of Incorporation of the Registrant (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-264364), filed on August 1, 2022)
3.4	Certificate of Amendment to Certificate of Incorporation, as amended, filed on February 22, 2024 (incorporated by reference to the Company’s Current Report on Form 8-K filed on March 4, 2024)
4.1	Form of Purchase Warrant Agreement (incorporated by reference to the Company’s Current Report on Form 8-K, filed on October 11, 2024)
4.2	Purchase Warrant Modification Agreement by and between the Company and Alumni Capital LP dated January 27, 2025
5.1	Opinion of Counsel to Registrant
10.1	Common Stock Securities Purchase Agreement dated February 28, 2023 between the Registrant and YA II PN Ltd (incorporated by reference to the Company’s Current Report on Form 8-K (File No. 001-41476), filed on March 1, 2023)
10.2	Form of Convertible Promissory Note issued pursuant to a Securities Purchase Agreement (incorporated by reference to the Company’s Current Report on Form 8-K (File No. 001-41476), filed on March 1, 2023)
10.3	Registration Rights Agreement dated February 28, 2023 between the Registrant and YA II PN Ltd (incorporated by reference to the Company’s Current Report on Form 8-K (File No. 001-41476), filed on March 1, 2023)
10.4	Investment Agreement dated November 1, 2020 between the Registrant and Space Capital Berhad (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-264364), filed on August 1, 2022)
10.5	13.33% Convertible Redeemable Note issued by the Registrant on November 13, 2020 to Space Capital Behard in the principal amount of $2,123,600 (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-264364), filed on August 1, 2022)
10.6	Collaboration Agreement dated March 21, 2022 between GEM Reward SDN BHD and TNG Digital SDN BHD. (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-264364), filed on August 1, 2022)
10.7	Business Partner Agreement dated February 8, 2022 between Public Bank and Gem Reward Sdn Bhd (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-264364), filed on August 1, 2022)
10.8	Agreement dated August 6, 2021 between iPay88 (M) Sdn. Bhd. and Gem Reward Sdn Bhd. (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-264364), filed on August 1, 2022)
10.9	Partnership Agreement dated as of December 16, 2021 between Gem Reward Sdn Bhd and Digi Telecommunications Sdn Bhd. (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-264364), filed on August 1, 2022)
10.10	Collection Services Agreement dated as of August 11, 2021 between ATX Distribution Sdn Bhd and Gem Reward Sdn Bhd. (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-264364), filed on August 1, 2022)

10.11	Service Provider Agreement effective January 1, 2022 between Coup Marketing Asia Pacific Sdn. Bhd. d/b/a Pay’s Gift and Gem Reward Sdn. Bhd. (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-264364), filed on August 1, 2022)
10.12	Reseller Agreement dated April 12, 2021 between MOL Accessportal Sdn. Bhd. d/b/a Razer Gold and Gem Reward Sdn. Bhd. (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-264364), filed on August 1, 2022)
10.13	Merchant Services Agreement dated August 17, 2021 between Morganfield’s and Gem Reward Sdn. Bhd. (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-264364), filed on August 1, 2022)
10.14	Merchant Services Agreement dated August 17, 2021 between The Alley and Gem Reward Sdn. Bhd. (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-264364), filed on August 1, 2022)
10.15	Merchant Services Agreement dated August 17, 2021 between Hui Lau Shan and Gem Reward Sdn. Bhd. (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-264364), filed on August 1, 2022)
10.16	Employment Agreement dated July 1, 2020 between Chong Chan “Sam” Teo and the Registrant (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-264364), filed on August 1, 2022)
10.17	Employment Agreement dated March 1, 2021 between Su Huay “Sue” Chuah and the Registrant (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-264364), filed on August 1, 2022)
10.18	Employment Agreement dated June 1, 2021 between Voon Him “Victor” Hoo and the Registrant (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-264364), filed on August 1, 2022)
10.19	Employment Agreement dated June 16, 2021 between Su Chen “Chanell” Chuah and the Registrant (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-264364), filed on August 1, 2022)
10.20	Extension of Voon Him “Victor” Hoo Employment Agreement dated June 15, 2022 (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-275411), filed on November 9, 2023)
10.21	Collaboration Agreement dated July 19, 2023, by and between the Registrant and VCI Global Limited (incorporated by reference to the Company’s Current Report on Form 8-K (File No. 001-41476), filed on July 21, 2023)
10.22	Software Development Agreement dated July 20, 2023, by and between Gem Reward Sdn. Bhd. and VCI Global Limited (incorporated by reference to the Company’s Current Report on Form 8-K (File No. 001-41476), filed on July 21, 2023)
10.23	License and Service Agreement dated as of October 12, 2023, by and between the Registrant and AI Lab Martech Sdn. Bhd (incorporated by reference to the Company’s Current Report on Form 8-K (File No. 001-41476), filed on October 18, 2023)
10.24	Underwriting Agreement dated as of November 28, 2023, by and between the Registrant and EF Hutton LLC (incorporated by reference to the Company’s Current Report on Form 8-K (File No. 001-41476), filed on December 1, 2023)
10.25	Pre-Funded Warrant (incorporated by reference to the Company’s Current Report on Form 8-K (File No. 001-41476), filed on December 1, 2023)
10.26	Letter Agreement dated November 28, 2023 from Yorkville Advisors Global, L.P. to Treasure Global Inc (incorporated by reference to the Company’s Current Report on Form 8-K (File No. 001-41476), filed on December 4, 2023)
10.27	Software Development Agreement dated as of December 19, 2023, by and between the Company and VT Smart Venture Sdn Bhd (incorporated by reference to the Company’s Current Report on Form 8-K (File No. 001-41476), filed on December 21, 2023)
10.28	Software Purchase Agreement dated as of March 12, 2024, by and between the Company and Myviko Holding Sdn. Bhd. (incorporated by reference to the Company’s Current Report on Form 8-K (File No. 001-41476), filed on March 15, 2024)
10.29	Software Purchase Agreement dated as of April 8, 2024, by and between the Company and MYUP Solution Sdn Bhd (incorporated by reference to the Company’s Current Report on Form 8-K (File No. 001-41476), filed on April 8, 2024)
10.30	Share Sale and Purchase Agreement dated as of May 24, 2024, by and between the Company, Jeffrey Goh Sim Ik and Koo Siew Leng (incorporated by reference to the Company’s Current Report on Form 8-K (File No. 001-41476), filed on May 28, 2024)

10.31	Software Purchase Agreement dated as of May 27, 2024, by and between the Company and Falcon Gateway Sdn Bhd (incorporated by reference to the Company’s Current Report on Form 8-K (File No. 001-41476), filed on May 30, 2024)
10.32#	Contract of Employment Agreement dated as of June 13, 2024, by and between Treasure Global Inc and Carlson Thow (incorporated by reference to the Company’s Current Report on Form 8-K (File No. 001-41476), filed on June 14, 2024)
10.33#	Executive Employment Agreement dated as of June 14, 2024, by and between Treasure Global Inc and Sook Lee Chin (incorporated by reference to the Company’s Current Report on Form 8-K (File No. 001-41476), filed on June 17, 2024)
10.34#	Executive Employment Agreement dated as of June 20, 2024, by and between Treasure Global Inc and Ching Loong Chai (incorporated by reference to the Company’s Current Report on Form 8-K (File No. 001-41476), filed on June 25, 2024)
10.35#	Letter of Appointment dated as of July 4, 2024, issued by the Company to Carlson Thow (incorporated by reference to the Company’s Current Report on Form 8-K (File No. 001-41476), filed on July 10, 2024)
10.36#	Letter of Appointment dated as of July 4, 2024, issued by the Company to Dr. Tan Kok “Darren” Pin (incorporated by reference to the Company’s Current Report on Form 8-K (File No. 001-41476), filed on July 10, 2024)
10.37	Purchase Agreement by and between the Company and Alumni Capital LP dated October 10, 2024 (incorporated by reference to the Company’s Current Report on Form 8-K, filed on October 11, 2024)
10.38	Service Partnership Agreement by and between the Company and Octagram Investment Limited dated October 10, 2024 (incorporated by reference to the Company’s Current Report on Form 8-K (File No. 001-41476), filed on October 11, 2024)
10.39	Supplemental Letter Dated October 28, 2024 to The Partnership Agreement Dated September 20, 2024 (incorporated by reference to the Company’s Current Report on Form 8-K (File No. 001-41476), filed on October 30, 2024)
10.40	Service Agreement Dated October 29, 2024 Between Treasure Global Inc and V Gallant SDN BHD (incorporated by reference to the Company’s Current Report on Form 8-K (File No. 001-41476), filed on November 1, 2024)
10.41	Purchase Agreement Modification Agreement by and between the Company and Alumni Capital LP dated January 27, 2025
16.1	Letter dated as of July 7, 2023, from Marcum Asia CPAs LLP (incorporated by reference to the Company’s Current Report on Form 8-K (File No. 001-41476), filed on July 10, 2023)
21.1	List of Subsidiaries of the Company (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-264364), filed on August 1, 2022)
23.1	Consent of WWC, P.C.
23.2	Consent of Counsel to Registrant (included in Exhibit 5.1)
107	Fee Table

#	Management contract or compensatory plan.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415 (a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in an offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Trust Indenture Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on January 28, 2025.

TREASURE GLOBAL INC

By:	/s/ Carlson Thow
Carlson Thow
Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carlson Thow, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Carlson Thow	Chief Executive Officer and Director	January 28, 2025
Chief Executive Officer	(Principal Executive Officer)

/s/ Sook Lee Chin	Chief Financial Officer	January 28, 2025
Sook Lee Chin	(Principal Financial and Accounting Officer)

/s/ Dr. Kok Pin “Darren” Tan	Director	January 28, 2025
Dr. Kok Pin “Darren” Tan

/s/ Wei Ping Leong	Director	January 28, 2025
Wei Ping Leong

/s/ Wai Kuan Chan	Director	January 28, 2025
Wai Kuan Chan